Exhibit 99.1

For Immediate Release

PULSE ELECTRONICS ANNOUNCES INITIATIVE TO REDUCE COSTS THROUGH
VOLUNTARY NYSE DELISTING AND SEC DEREGISTRATION

SAN DIEGO, September 26, 2014— Pulse Electronics Corporation (“Pulse Electronics”) (NYSE: PULS), a leading provider of electronics components, announced today that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its decision to voluntarily delist its common stock from the NYSE and to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After careful consideration, Pulse Electronics’ board of directors decided to delist from the NYSE and deregister its common stock with the Securities and Exchange Commission (the "SEC") as it believes that the savings that will benefit the company and its shareholders outweigh the advantages of continuing as a NYSE listed and SEC reporting company. Without the annual accounting and legal costs and administrative burdens associated with SEC reporting obligations and compliance with the Sarbanes-Oxley Act, Pulse Electronics believes it will be able to reduce its costs while still maintaining appropriate financial controls. Pulse Electronics further believes that these changes will provide for greater operational efficiencies that will allow the company to better focus on its business.

The company intends to file a Form 25 with the SEC to voluntarily delist its common stock on or about October 6, 2014. Delisting from the NYSE is expected to become effective 10 days after the filing date of the Form 25. Following delisting and provided that Pulse Electronics continues to meet the applicable legal requirements, it intends to file a Form 15 with the SEC on or about October 16, 2014 to terminate the registration of its common stock under the Exchange Act. Pulse Electronics expects the termination of registration under the Exchange Act will become effective 90 days after the date of the filing of the Form 15 with the SEC. In the event the NYSE or the SEC delays or denies the company's delisting or deregistration, following the effective date of delisting, or the withdrawal of registration under Section 12(b) is delayed by the SEC, the company will file, within 60 days of such delay or denial, any reports and forms with the SEC that would have been required.

After its shares have been delisted from the NYSE, Pulse Electronics expects that its shares may be quoted on the OTC Markets Inc. electronic quotation service if market makers commit to make a market in the company’s shares. The OTC Markets is an electronic network through which participating broker-dealers can make markets and enter orders to buy and sell shares of issuers. However, Pulse Electronics can provide no assurance that trading in its common stock will continue on the OTC Markets or otherwise. Moreover, Pulse Electronics common stock may become more illiquid once it is no longer traded on the NYSE, which could negatively impact market prices for the company’s stock and make it more difficult for shareholders to sell their shares. For more information about this service, please see www.otcmarkets.com.

About Pulse Electronics Corporation

Pulse Electronics is an electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production. The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Cautionary Note

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, the company’s ability to realize anticipated benefits and/or cost savings from the deregistration of its common stock, deliver long term shareholder value, the company’s ability to complete and maintain its delisting and deregistration as contemplated or at all, cause the company’s shares of common stock to trade on the Pink Sheets or any other market, the risk that deregistration of the company’s common stock will not beneficially affect its financial condition and operations and other risks. These and other factors or risks that could cause the company’s actual results to differ materially from the results are more fully described in its annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through its website at www.pulseelectronics.com. Other unknown or unpredictable factors could also affect the company’s business, financial condition and results. There can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause the company’s views to change. The company specifically disclaims any obligation to update any forward looking statements except as may be required by law.

Copyright © 2014 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contact:
Jim Butler
Sr. Director of Finance and Treasurer
858-674-8183
jbutler@pulseelectronics.com